UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 11, 2008

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(c)

Magellan Health Services, Inc. (the “Company”) announced on August 13, 2008 that Jonathan Rubin, 45, will become the Chief Financial Officer of the Company on September 8, 2008.  Mr. Rubin will succeed Mark S. Demilio, who, as previously announced, has decided to leave the Company to focus on other aspects of his professional life and to spend more time with his family.  Mr. Demilio will remain with the Company for a time to assist in Mr. Rubin’s transition in his new role as CFO of the Company.

Mr. Rubin has more than 20 years of corporate and business experience in managed health care.  Most recently, since March 2008 he served as Senior Vice President, Dental and Vision for CIGNA Healthcare. From 2004 through March 2008, he served as Senior Vice President and Chief Financial Officer of the Health Care Division of Cigna Healthcare, CIGNA’s largest division which comprises its core medical and specialty health businesses.  Prior to 2004, he also served in various capacities with CIGNA beginning in 1985.

On August 11, 2008, the Company and Mr. Rubin entered into an employment agreement and related Amendment No. 1 (collectively, the “Agreement”), pursuant to which Mr. Rubin will be employed as CFO of the Company.  The Agreement provides for an initial one year term beginning on September 8, 2008 which is automatically renewed for successive one year terms unless either party provides notice of non-renewal 180 days prior to the end of any then existing term. Pursuant to the Agreement, Mr. Rubin will receive a base salary of $400,000 per year, and be eligible for an annual target bonus opportunity of 60% of his base salary under the Company’s Short Term Incentive Plan (“STIP”).  For the year 2008, Mr. Rubin’s target bonus opportunity will be 20% of base salary. Mr. Rubin will also receive a sign on grant of options pursuant to the Company’s 2008 Management Incentive Plan to purchase that number of shares of the Company’s Common Stock equal to $1,000,000 divided by the Black Scholes value of an option to purchase a share of Common Stock of the Company at an exercise price equal to the closing price of the Common Stock of the Company on the grant date, which will be October 1, 2008 pursuant to the Company’s Equity Award Policy.  Such options shall vest ratably over three years on an annual basis on each anniversary date of such option grant.  Mr. Rubin will also be entitled to benefits and participation in other compensation plans on a basis at least as favorable as other similarly situated senior level executives of the Company.

Mr. Rubin may resign his employment at any time upon 180 days’ prior written notice, and the Company may terminate the Agreement at any time for cause as defined in the Agreement, provided that Mr. Rubin is provided with notice and an opportunity to cure any matter giving rise to the Company’s right to terminate him for cause.  In the event Mr. Rubin’s resigns without good reason as defined below, or he is terminated by the Company with cause, he would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of  any retirement, deferred compensation or other benefit plan, including vested stock options or restricted stock awards

The Company may terminate Mr. Rubin’s employment at any time without cause.  Upon termination of his employment by Company without cause, Mr. Rubin would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options or restricted stock awards and the continued payment of his base pay for a period of twelve months after the date of termination.  Also, the Company may in its discretion pay him a pro-rata portion of any  bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of financial targets established by the board in the STIP.  The agreement is considered terminated without cause by the Company if, among other things, Mr. Rubin’s position is relocated to a location more than 50 miles from Avon, CT or  a material reduction in his base salary, or if the Company provides notice of non-renewal of a then existing term of the Agreement

If Mr. Rubin’s employment terminates as a result of his death, or if  the Company terminates Mr. Rubin’s employment upon his disability, he (or his estate) would receive all base salary and accrued paid time off through the date of termination and the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options or restricted stock awards.  In addition, the Company may in its discretion pay Mr. Rubin (or his estate) a pro rata portion of any bonus for any bonus plan in which he participates in the year of termination, subject to achievement of applicable performance objectives.

If Mr. Rubin’s employment is terminated without cause by the Company or with good reason by Mr. Rubin in connection with or within two years after a change in control, upon any such termination, Mr. Rubin would receive all base salary accrued through the date of termination, pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary and target bonus payable in a single cash installment immediately after termination, accelerated vesting of all stock options with restricted stock grants, COBRA benefits for eighteen months after termination, the vested portion of any retirement, deferred compensation or other benefit plan, and any other amounts accrued and unpaid as of the date of termination.  Under the employment agreement, good reason for termination by Mr. Rubin for these purposes includes a material reduction in his base salary or his bonus opportunity, a material diminution in his duties or responsibilities, or a relocation of his place of work to a new location more than 50 miles from Avon, CT.

In addition, if any of the payments or benefits received by Mr. Rubin in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the Company is required to pay Mr. Rubin an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount, will equal the amount to which he was entitled before the imposition of such income and excise tax on him.

Following his termination under any circumstances, Mr. Rubin will be subject to a non-competition covenant and covenants prohibiting him from soliciting any Company customers or soliciting or hiring employees for a period of one year following his termination or any longer period for which he continues to receive base salary, or in respect of which base salary is paid in a lump sum.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)           Exhibits:

Exhibit Number	Description

10.1	Employment agreement dated August 11, 2008 between the Company and Jonathan Rubin.

10.2	Amendment to employment agreement dated August 11, 2008 between the Company and Jonathan Rubin.

99.1	Registrant’s press release dated August 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: August 13, 2008	By:	/s/ Mark S. Demilio
Name: Mark S. Demilio
Title: Executive Vice President and Chief Financial Officer

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